UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: (Date of earliest event reported)
February 28, 2007

CHINACAST EDUCATION CORPORATION
(Exact name of registrant as specified in charter)

Delaware (State or other Jurisdiction of Incorporation or Organization)	000-50550 (Commission File Number)	20-0178991 (IRS Employer Identification No.)
660 Madison Avenue, 15th Floor,
New York, New York
(Address of Principal Executive Offices and zip code)
(212) 753-0804
(Registrant’s telephone
number, including area code)
Great Wall Acquisition Corporation
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 — Changes in Registrant’s Certifying Accountant.
     (a) On February 28, 2007, ChinaCast Education Corporation (the “Company”) determined to end the engagement of Goldstein Golub Kessler LLP (“GGK”) as the Company’s independent registered certified public accounting firm and GGK submitted its letter of resignation to the Company on such date. The Company’s decision was approved by the Board of Directors of the Company. The Company is in the final stages of identifying a new independent registered certified public accounting firm.
     There were no disagreements between the Company and GGK on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, during the two fiscal years of the Company ended December 31, 2004 and 2005, and during the period beginning on January 1, 2006 and ending on the date of GGK’s resignation which disagreements, if not resolved to GGK’s satisfaction, would have caused GGK to make reference to the subject matter of the disagreement in connection with its report issued in connection with the audit of the Company’s financial statements. None of the reportable events described under Item 304(a)(1)(iv)(B) of Regulation S-B occurred within the two fiscal years of the Company ended December 31, 2004 and 2005, and during the period beginning on January 1, 2006 and ending on the date of resignation. The audit report of GGK on the financial statements of the Company as of December 31, 2005, did not contain any adverse opinion or disclaimer of opinion, and such audit report was not qualified or modified as to uncertainty, audit scope or accounting principles. The Company has requested that GGK furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company herein and will file such letter in an amendment to this Current Report on Form 8-K within two business days of receipt.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINACAST EDUCATION CORPORATION
Date: March 6, 2007	By:	/s/ Ron Chan Tze Ngon
		Name:	Ron Chan Tze Ngon
		Title:	Chief Executive Officer